UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2007

TechnoConcepts, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As reported in our Current Report on Form 8-K filed August 24, 2007, TechnoConcepts Inc., a Colorado corporation, (the “Company”) did not meet the first revenue milestone for the period of January 1, 2007 through June 30, 2007, provided for in the Company’s 8% secured convertible debentures (the “8% Debentures”), issued on February 21, 2007 by the Company in the aggregate principal amount of $6,000,000 and convertible into 4,000,000 shares of our common stock and warrants exercisable for an additional 2,500,000 shares of our common stock. The holders of the 8% Debentures could have elected to have one-third of the initial principal amount of their debentures, plus accrued and unpaid interest, liquidated damages and other amounts owing in respect thereof (the “Milestone Default Amount”), become immediately due and payable by providing the Company with written notice on or before September 19, 2007.

Holders of an aggregate principal amount of $410,000 have provided the Company with such written notice. Therefore, these holders have elected to have their Milestone Default Amounts, an aggregate of $155,448.03, become immediately due and payable.

Commencing ten (10) days after each such holder gave notice for payment of the Milestone Default Amount, the Milestone Default Amount accrues interest at a rate equal to the lesser of 18% per annum or the maximum rate permitted under the laws of the State of New York.

Item 9.01 Financial Statements and Exhibits.

The above description of the terms of the 8% Debentures is qualified in its entirety by reference to the text of the 8% Debentures, copies of which were previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 27, 2007, and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

4.1	Form of 8% secured convertible debentures of TechnoConcepts Inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 27, 2007, and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: September 21, 2007	By:	/s/ Michael Handelman
Name: Michael Handelman
Title: Chief Financial Officer